                                                                    Exhibit 11.0

                            CONNER PERIPHERALS, INC.
         (11) - STATEMENT RE:  COMPUTATION OF EARNINGS/(LOSS) PER SHARE
                     (In thousands, except per share data)

                                                      Three months ended
                                                           March 31,
                                                      ------------------
                                                       1994       1993
                                                      -------    -------

Primary:
Weighted average shares outstanding                    50,720     48,554
Net effect of dilutive stock options                    1,299        N/A
                                                      -------   --------
   Total                                               52,019     48,554
                                                      =======   ========
Net income/(loss)                                     $23,804   $(22,544)
                                                      =======   ========
Earnings/(loss) per share                             $  0.46   $  (0.46)
                                                      =======   ========
Fully diluted:
Weighted average shares outstanding                    50,720     48,554
Net effect of dilutive stock options                    1,305        N/A
Assumed conversion of:
  6.75% Subordinated Convertible Debentures             7,931        N/A
  6.5% Subordinated Convertible Debentures             14,375        N/A
                                                      -------   --------
   Total                                               74,331     48,554
                                                      =======   ========
Net income/(loss)                                     $23,804   $(22,544)
Add:
  6.75% Subordinated Convertible Debenture interest,
    net of income taxes                                 2,290        N/A
  6.5% Subordinated Convertible Debenture interest,
    net of income taxes                                 3,308        N/A
                                                      -------   --------
    Total                                             $29,402   $(22,544)
                                                      =======   ========
Earnings/(loss) per share                             $  0.40   $  (0.46)
                                                      =======   ========
- --------------------
N/A - not applicable, item is anti-dilutive and therefore excluded from the calculation of earnings/(loss) per share

                                      20